Exhibit 99.1

SO ACT® NETWORK ACQUIRES WORLD-WIDE RIGHTS TO ALL FIELDS OF USE FOR MAX SOUND™

Revolutionary Breakthrough Uses the Acoustics of Physics to Significantly Improve Sound Reproduction for All Audio Output Far Beyond Any Other Technology Available Today

HOUSTON, May 14, 2010 – So Act® Network, Inc. (OTCBB:SOAN), which is endorsed by William Shatner as "a ray of hope amidst all the gloom," and by Ed Asner as "the best place to make a difference," announced today that it has acquired the world-wide rights to all fields of use for revolutionary audio enhancement technology known as MAX SOUND™. So Act intends to sell MAX SOUND™ globally to consumers as a web based audio, including mp3 conversion service through So Act’s Network, and to license MAX SOUND™ to industry leaders in Music, Film, Games, Satellite and Cable Television and the Web. MAX SOUND™ will also be embedded in consumer electronics such as mp3 players, DVD players, DVD recorders, audio/video receivers, television sets, set-top boxes, video game consoles, personal audio and video players, personal computers and in-car entertainment systems. Additional markets already in development are Motion Picture Soundtracks, professional recording and post-production to enhance modern music and to restore legacy recordings and for use by broadcasters to enable the transmission of the highest fidelity audio using the least amount of bandwidth.

"MAX SOUND™ is an industry game changer that will gain swift and global acceptance by every major player that has any device or technology that records, processes or plays back sound," said Greg Halpern -- So Act Network's CEO. "We project that every maker of an electronic device, operating system or web technology will need MAX SOUND™ within one to two years to gain or maintain a competitive advantage. This includes Apple iPod, iTunes, iPad, iPhone, Microsoft, MySpace, Google Android Smartphone and YouTube. There is NO competition for MAX SOUND™ and that’s that."

"MAX SOUND™ is a significant breakthrough in sound processing based on the physics of acoustics rather than the age old traditional methods which use electronics and compression," said Lloyd Trammell – MAX SOUND™ Inventor and Chief Technical Officer. ”For the listener, MAX SOUND™ processed audio provides unparalleled fidelity, improved harmonics, significantly enhanced dynamic range, clearer instrument and voice separation and lifelike natural realism."

About Lloyd Trammell, MAX SOUND™ Inventor.

Mr. Trammell has more than 30 years experience designing high-end professional audio and musical equipment and sound design for industry leaders Yamaha, Korg, Roland, Atlas Sound, Crest, Peavey Electronics, Alesis, Kawai and Ensoniq. In the early eighties, Mr. Trammell was instrumental in the development of MIDI, the Musical Instrument Digital Interface. Because of his standing, Mr. Trammell aided in achieving standardized specifications and approval from electronic keyboard manufacturers for MIDI. In the mid-eighties, he designed the one of the first working surround sound processors, selling it to Hughes Audio, later spun off to become SRS (NASDAQ: SRSL). Mr. Trammell holds several patents. Mr. Trammell also designed custom sounds for many of the world’s top musicians and performing artists: U2, Pink Floyd, Robert Plant, Yes, Heart, Boston, Madonna, Genesis, Prince, Cher, Bonnie Raitt, Hank Williams, Jr., Rippingtons, Emerson Lake and Palmer, Journey and Def Leppard.

About MAX SOUND™ (Patent Pending) Technology

MAX SOUND™ is a revolutionary, simple to deploy, sound recording and playback technology that dramatically improves audio quality with no increase in file size or transmission channel bandwidth. Destined to become the new standard in engineering all digital audio formats, MAX SOUND™ is a significant breakthrough in sound processing based on the physics of acoustics rather than using electronics and compression. There is no specialized decoder necessary for playback on ANY audio system.

There is nothing available today that can deliver audio as MAX SOUND™ can. SOAN is concentrating on two initial markets to provide revenue streams for MAX SOUND™’s products and services.

In the first market, the technology will soon be made available to the general public via the internet. This will allow users such as the average musician with a band, the opportunity to make their music sound as if they were recorded in a professional studio. Songwriters can benefit by having a much more “polished” production for whatever purposes. Anyone who wants to make a movie of any kind can have great sounding audio that normally would cost thousands of dollars or more. In a nutshell, any consumer who wants professional sounding audio can get it for a small, reasonable fee.

In the second market, MAX SOUND™ is marketing the use of the technology to creators of film and music content and using the technology in their final product. This market is ready for MAX SOUND™ today because it works with existing playback technology. There is no current competitor that can provide the level of sound quality and end user experience of MAX SOUND™.

SOAN will be licensing MAX SOUND™ to manufacturers of compressed audio players.

SOAN anticipates rapid revenue growth driven by the consumer demand for a “maximum audio” experience, combined with the rapid and continuing expansion of the use of compressed audio in mp3 players, DVDs, video games, satellite television, internet streaming, and radio.

MAX SOUND™ will be used to improve Motion Picture Soundtracks,  professional recording and post-production studios to enhance modern music recordings and to restore legacy recordings and for broadcasters to enable the transmission of the highest fidelity audio using the least amount of bandwidth.

Over the past 15 years, several trends have greatly impacted the entertainment industry that drives demand for MAX SOUND™ technology:

•	increasing demand for “compressed” i.e. lower quality but convenient entertainment products via download

•	increased demand for new digital formats such as DVD/Blu-Ray content

•	growth of “Surround Sound” in the motion picture industry

•	growth of “Surround Sound” in home audio

•	growth in demand for Re-mastering Services

•	growth of the Internet Streaming of movies and music content

•	growth of the HD market in broadcast and consumer electronics (high bandwidth video with low bandwidth audio)

Increased Demand for “Compressed” Content

The CD and DVD standards for music and video use large file sizes that are not practical for download, broadcast, wireless, internet, and satellite distribution. Broadcasters and distributors compress audio and video to varying degrees to minimize transmission time and/or required bandwidth. Consumers have been falsely led to believe they must accept lower quality in exchange for convenience. MAX SOUND™ technology addresses this unfair trade-off and increases the quality of playback of compressed audio.

MAX SOUND™ has the following benefits:

•	High resolution audio reproduction with an Omni-directional sound field using only two speakers

•	“Real” three dimensional sound field, versus artificial sound field created by competing technologies

•	More realistic “live performance” quality of all recordings with optimal dynamic range, bass response, and overall clarity

•	Greatly reduces listener fatigue

•	Less hearing damage at high volumes

SOAN is targeting direct relationships with individual manufacturers such as Apple and Sony and partnerships with OEM chip manufacturers such as Cirrus Logic and Texas Instruments.

About So Act® Network, Inc.
Endorsed by William Shatner as "a ray of hope amidst all the gloom," and by Ed Asner as "the best place to make a difference," So Act Network (OTCBB:SOAN) is recognized by many socially conscious celebrities and experts young and old as the business network where anyone can pursue and create social change by offering products, services and solutions that can make a positive contribution. http://soact.net/celebrities_experts.html

In his book "What Are You Waiting For? So Act Already!" Social Media author Jon Hansen calls So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals. While the network is free to everyone, So Act provides partnerships, affiliate programs and profit-sharing opportunities for companies and individuals seeking to increase their foothold in the Social Networking space and increase business and customers. Bring us all of your opportunities and we will consider partnering with you. Recently added affiliate groups include an Insurance Network Group -- Cutter and Company, a new Traveler Network Group -- Priceline and some of So Act's better known retail brands now available are GoDaddy, Staples, Fandango, Payless Shoes and Turbo Tax. So Act is in development of others for investing, real estate, medical and legal, with plans to eventually have social networks or affiliate groups for most categories of products and services that will offer greater opportunities and benefits for its members.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act's cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private format that crosses global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a "top 10" filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media at the most economically available rates. While membership is free, several features to increase network size and capability for those with greater needs will be available for $1, $2 and $5 monthly fees as member use expands. Get more information at www.SoAct.Net Watch the Commercial -- http://www.soact.net/bigvideo

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which is also on file with the SEC. All information provided in this release is as of May 13, 2010 and So Act Network undertakes no duty to update this information. So Act is a registered trademark of So Act Network, Inc. So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

CONTACT:                    So Act Network, Inc.
Greg Halpern
Greg@SoAct.Net
210-401-7667

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